Exhibit 5.1
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601	February 23, 2015	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Tenax Therapeutics, Inc.
ONE Copley Parkway
Suite 490
Morrisville, NC  27560

Ladies and Gentlemen:

We have acted as counsel to Tenax Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which includes: (i) a base prospectus (the “Base Prospectus”) relating to the registration for issue and sale, from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act (“Rule 415”), by the Company of up to $100,000,000 aggregate offering price of (a) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (b) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); and (c) warrants to purchase shares of Common Stock or the Preferred Stock (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”) relating to the registration for issue and sale, from time to time pursuant to Rule 415, by the Company of up to $40,000,000 aggregate offering price of shares of Common Stock that may be issued and sold from time to time under the Sales Agreement, dated February 23, 2015, between the Company and Cowen and Company, LLC (such agreement, the “Sales Agreement”, and such shares, the “Sales Agreement Shares”).

The Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Securities.”  The $40,000,000 of Sales Agreement Shares that may be issued and sold from time to time under the Sales Agreement Prospectus is included in the $100,000,000 of Securities that may be issued and sold from time to time by the Company under the Base Prospectus.  Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the related Base Prospectus and Sales Agreement Prospectus included therein, (ii) the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), (iii) the Company’s Second Amended and Restated Bylaws (the “Bylaws”), (iv) the Sales Agreement and (v) such corporate documents, records and proceedings, minutes, consents, actions and resolutions and matters of law as we have deemed necessary for the purposes of our opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the authenticity of originals of such latter documents.  We have also considered such matters of law and fact as we, in our professional judgment, have deemed

Tenax Therapeutics, Inc.
February 23, 2015

appropriate to make the statements contained herein.  As to certain factual matters, and without investigation or analysis of any underlying data contained therein, we have also relied on oral or written statements of officers and other representatives of the Company, whom we believe to be responsible, in rendering the opinions set forth below.

In expressing the opinions set forth in paragraphs 1–3 below, we have assumed the following:

(1) Immediately prior to the issuance of any shares of Common Stock, shares of Preferred Stock convertible into Common Stock or Warrants exercisable for shares of Common Stock, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Common Stock as is necessary to provide for such issuance, conversion, or exercise.

(2) Immediately prior to the issuance of any shares of Preferred Stock or Warrants exercisable for shares of Preferred Stock, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Preferred Stock as is necessary to provide for such issuance or exercise.

(3) The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, will be effective and will comply with all applicable laws, and rules and regulations under the Act, at the time the Securities are offered or issued, as contemplated by the Registration Statement.

(4) A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, rules and regulations.

(5) Any Securities offered pursuant to a prospectus supplement will be issued and sold as contemplated in the Registration Statement and such prospectus supplement.

(6) If applicable, a definitive purchase, underwriting or similar agreement with respect to any Securities to be issued (a “Purchase Agreement”) will have been duly authorized by all necessary corporate action of the Company and validly executed and delivered by the Company and the other parties thereto.

(7) The Company is and will remain duly organized, validly existing and in good standing under applicable state law.

(8) There shall not have occurred any change in law affecting the validity or enforceability of such Securities.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

With respect to the shares of Common Stock to be offered by the Company, (i) when an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, (ii) when shares of Common Stock are sold in accordance with the applicable provisions of the Purchase Agreement and for consideration not less than the par value per share thereof in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such corporate action, and (iii) upon either (a) the countersigning of the certificate representing the shares of Common Stock by a duly

Tenax Therapeutics, Inc.
February 23, 2015

1. authorized signatory of the Company’s registrar for Common Stock or (b) the book entry of such shares by the transfer agent for the Company’s Common Stock, such shares of Common Stock (including any Common Stock duly issued upon proper conversion or exercise of any validly issued Preferred Stock or Warrants in accordance with the terms of such Preferred Stock or Warrants, as applicable) will be validly issued, fully paid and nonassessable.

2. With respect to the shares of any series of Preferred Stock to be offered by the Company, (i) when an issuance of Preferred Stock of that series has been duly authorized by all necessary corporate action of the Company, including designation of the relative rights, preferences and limitations of such series of Preferred Stock by the Board of Directors, in accordance with the Certificate of Incorporation, the Bylaws, applicable law, all instruments binding on the Company and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) when the Company has properly adopted, and filed with the Secretary of State of the State of Delaware, a Certificate of Designation relating to such series of Preferred Stock, (iii) when such shares of Preferred Stock are sold in accordance with the applicable provisions of the Purchase Agreement and for consideration not less than par value per share thereof in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such corporate action, and (iv) upon either the countersigning of the certificate representing the shares of Preferred Stock by a duly authorized signatory or the book entry of such shares, such shares of Preferred Stock (including any Preferred Stock duly issued upon proper exercise of any Warrants in accordance with the terms of such Warrants) will be validly issued, fully paid and nonassessable.

3. With respect to the Warrants to be offered by the Company, when (i) the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, (ii) the specific terms of the Warrants have been duly authorized by the Board of Directors of the Company and established in accordance with such Warrant Agreement, the Certificate of Incorporation, the Bylaws, applicable law, all instruments binding on the Company and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) such Warrants have been duly authorized, executed and delivered against payment of the purchase price therefor in accordance with the applicable Warrant Agreement or Purchase Agreement, and as contemplated by the Registration Statement and applicable prospectus supplement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

4. The Sales Agreement Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Sales Agreement and for consideration not less than par value per share thereof, and upon either (i) the countersigning of the certificates representing such shares by a duly authorized signatory of the Company’s registrar for the Common Stock, or (ii) the book entry of such shares by the transfer agent for the Company’s Common Stock, such Sales Agreement Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom.  The opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.  The opinions expressed herein do not extend to compliance with federal or state securities laws relating to the sale of the Securities.

Tenax Therapeutics, Inc.
February 23, 2015

Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement, including any prospectus, amendment or supplement thereto.  Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Sincerely yours,

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.